                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                             STEEL DYNAMICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [SDI LETTERHEAD]




                                                                     May 1, 1997


To our Shareholders:

         You are cordially invited to attend Steel Dynamics, Inc's Annual Meeting of Shareholders, which will be held in the Zebulon Pike Room of the Grand Wayne Center, 120 West Jefferson Street, Fort Wayne, Indiana, on Wednesday, May 21, 1997, at 9:00 o'clock a.m., Fort Wayne time.

         The matters to be acted upon at the Annual Meeting are described in the Notice of Annual Meeting and Proxy Statement that accompany this letter.

         It is important that your shares are represented at the Annual Meeting, whether or not you personally plan to attend. Each Proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting. Accordingly, please sign, date, and return the enclosed Proxy in the postage paid envelope that has been provided for your convenience.

         The Board of Directors and Management look forward to greeting you personally at the Annual Meeting.


                                     Sincerely,

                                     /s/ Keith E. Busse

                                     Keith E. Busse
                                     President and Chief Executive Officer

                              STEEL DYNAMICS, INC.
                               4500 COUNTY ROAD 59
                                BUTLER, IN 46721
                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1997
                                -----------------


To our Shareholders:

         The Annual Meeting of Shareholders of Steel Dynamics, Inc. (the "Company") will be held in the Zebulon Pike Room of the Grand Wayne Center, 120 West Jefferson Street, Fort Wayne, Indiana, on Wednesday, May 21, 1997, at 9:00 o'clock a.m., Fort Wayne time, for the following purposes:

         1. To elect ten Directors and five Alternate Directors for a one-year term, until the Annual Meeting of Shareholders in 1998 and until their successors shall have been elected and qualified;

         2. To ratify the appointment of Deloitte & Touche, LLP to serve as independent auditors of the Company for 1997; and

         3. To transact any other business that may properly come before the meeting or any adjournment thereof.

         Only shareholders of record as of the close of business on April 17, 1997, are entitled to Notice of and to vote at the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be maintained at the Company's offices for a period of at least ten days prior to the Annual Meeting.

                                        By Order of the Board of Directors

                                        /s/ Keith E. Busse

                                        Keith E. Busse
                                        President and Chief Executive Officer


Butler, Indiana
May 1, 1997


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ACTUAL EXERCISE.

                              STEEL DYNAMICS, INC.
                               4500 COUNTY ROAD 59
                                BUTLER, IN 46721
                            TELEPHONE: (219) 868-8000
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1997
                                ----------------

                                                                     MAY 1, 1997

                                  INTRODUCTION

         This Proxy Statement and the accompanying Proxy are being mailed to shareholders of Steel Dynamics, Inc. (the "Company" or "SDI") on or about May 1, 1997, and are being furnished in connection with the solicitation of proxies by the Company's Board of Directors to be voted at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 21, 1997, in the Zebulon Pike Room of the Grand Wayne Center, 120 West Jefferson Street, Fort Wayne, Indiana, commencing at 9:00 o'clock a.m., Fort Wayne time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

         Expenses in connection with the solicitation of proxies will be borne by the Company. The Company will also reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their out-of-pocket costs and expenses in distributing proxy materials to the beneficial owners of the Company's common stock, in accordance with Securities and Exchange Commission and NASDAQ requirements. In addition, certain directors, officers, and employees of the Company may solicit proxies by telephone, telecopy, and/or personal contact, without additional compensation.

                                VOTING OF SHARES

         Any shareholder who executes a Proxy may revoke it at any time before it is voted. Proxies may be revoked by (i) filing with Mr. Tracy L. Shellabarger, Secretary of the Company, at or before the Annual Meeting, at the Company's address shown above, a written notice of revocation relating to the Proxy, (ii) duly executing a subsequent Proxy bearing a later date relating to the same shares of Common Stock, and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy). No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

         Shares represented by properly executed Proxies received prior to the Annual Meeting will be voted as specified by the shareholders. If no instructions are indicated, Proxies will be voted FOR Item 1 (Election of the Nominees for Directors and Alternate Directors), FOR Item 2 (Approval of the Appointment of Deloitte & Touche, LLP as Independent Auditors of the Company for
1997), and, in the discretion of the persons named in the Proxy, on any other business that may properly come before the meeting.

         Under SDI's Amended and Restated Articles of Incorporation and Bylaws, and under Indiana law, the vote required for the approval of Items 1 and 2 is the affirmative vote of a majority of the shares of Common Stock entitled to vote and represented in person or by Proxy at the Annual Meeting. Accordingly, abstentions and non-votes of shares of Common Stock that are present at the meeting, in person or by Proxy, but not voted on a particular matter, will have the same effect as a vote

"against" the matter presented for purposes of determining whether sufficient affirmative votes have been cast. Any shares with respect to which Proxies are not received will not be counted as present nor will they be voted for or against any matter to come before the Annual Meeting. The Board of Directors has fixed April 17, 1997, as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. As of such date, there were issued and outstanding and entitled to vote 47,849,901 shares of Common Stock (par value $0.01 per share), and each such share is entitled to one (1) vote on each matter to be voted on by shareholders. The Company's Common Stock is the only class of capital stock authorized and outstanding at the present time.

                                  ANNUAL REPORT

         A copy of the Company's 1996 Annual Report to Shareholders, including financial statements for the years 1996 and 1995, is being sent to all shareholders of record concurrently herewith. It is not, however, a part of this Proxy Statement.

                          SECURITY OWNERSHIP OF CERTAIN
              BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

         The following table, reflecting information as of the Record Date for the Annual Meeting, discloses the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of its Common Stock, (ii) each Director and nominee for Director or for Alternate Director, the Company's Chief Executive Officer and its three most highly compensated officers (other than the Chief Executive Officer) as of the Company's fiscal year ended December 31, 1996, and (iii) all officers and directors of the Company as a group:

                                                        SHARES OF COMMON STOCK BENEFICIALLY               PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           OWNED AS OF APRIL 17, 1997                 OWNED**

Heavy Metal, L.C.                                                    6,233,926                              13.0
Preussag Stahl AG                                                    6,089,865                              12.7
Bain Capital Entities(1)                                             4,043,732                               8.4
General Electric Capital Corporation                                 5,750,029                              12.0
Keylock Investments Limited                                          3,017,139                               6.3
Mazelina Anstalt                                                     2,085,958                               4.4
OmniSource Corporation(2)                                            6,233,926                              13.0
Heidtman Steel Products, Inc.(3)                                     3,017,139                               6.3
Keith E. Busse(4)                                                    1,682,909                               3.5
Richard P. Teets, Jr.(5)                                             1,126,156                               2.4
Mark D. Millett(6)                                                   1,067,707                               2.2
Tracy L. Shellabarger(7)                                               286,751                               0.6
Leonard Rifkin(8)                                                    6,239,926                              13.0
John C. Bates(9)                                                     3,017,139                               6.3
Paul B. Edgerley(10)                                                 4,043,732                               8.4
William D. Strittmatter(11)                                          5,750,029                              12.0
William Laverack, Jr.(12)                                            1,753,591                               3.7
Dr. Jurgen Kolb(13)                                                  6,089,865                              12.7
Directors and Executive Officers as a Group                         31,057,805                              65.0
  (10 Persons)

--------------------------
         ** Assumes exercise of all stock options (for 16,250 shares) exercisable within 60 days, with a corresponding increase in the number of outstanding shares from 47,849,901 on the record date to 47,866,151.
         (1) Consists of 1,687,584 shares held of record by Bain Capital Fund IV, L.P., 1,931,272 shares held by Bain Capital Fund IV-B, L.P., 325,278 shares held by BCIP Associates, L.P., and 99,598 shares held by BCIP Trust Associates, L.P.
         (2) Consists of 6,233,926 shares of Common Stock held of record by Heavy Metal, L.C. that OmniSource may be deemed to beneficially own due to its relationship with Heavy Metal, L.C. OmniSource is a member of Heavy Metal, L.C., a member-managed limited liability company. Leonard Rifkin, OmniSource's Chairman of the Board and a Director, is also a member of Heavy Metal, L.C. OmniSource disclaims beneficial ownership of all but 1,716,439 of these shares.
         (3) Consists of 3,017,139 shares of Common Stock held of record by Keylock Investments Limited that Heidtman may be deemed to beneficially own due to its relationship with Keylock Investments Limited. Heidtman and its president, John F.
Bates, own a controlling interest in Keylock Investments Limited.
         (4) President and Chief Executive Officer and a Director of the Company. Includes 300 shares of Common Stock held by Mr. Busse's minor son, with respect to which Mr. Busse disclaims beneficial ownership. Includes 5,000 shares subject to currently exercisable stock options or stock options exercisable within 60 days.
         (5) Vice President of Rolling and Finishing and a Director of the Company. Includes 3,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days.
         (6) Vice President of Melting and Casting and a Director of the Company. Includes 3,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days.
         (7) Vice President of Finance and Chief Financial Officer and a Director of the Company. Includes 3,750 shares subject to currently exercisable stock options or stock options exercisable within 60 days, and also includes 2,400 shares owned by Mr. Shellabarger's wife for the benefit of Mr. Shellabarger's minor children.
         (8) Consists of 6,233,926 shares of Common Stock held of record by Heavy Metal, L.C. that Mr. Rifkin may be deemed to beneficially own due to his relationship with other beneficial owners of that entity. Mr. Rifkin is a member of Heavy Metal, L.C., a member-managed limited liability company. Mr. Rifkin disclaims beneficial ownership of all but 593,018 of the shares held of record by Heavy Metal, L.C.
         (9) Consists of all 3,017,139 shares of Common Stock held of record by Keylock Investments Limited that Mr. Bates may be deemed to beneficially own due to his relationship with Keylock Investments Limited. Mr. Bates and Heidtman Steel Products, Inc. own a controlling interest in Keylock Investments Limited.
         (10) Consists of all 4,043,732 shares of Common Stock held of record by the Bain Entities that Mr. Edgerley may be deemed to beneficially own due to his relationship with those entities. Mr. Edgerley is a Managing Director of Bain Capital, Inc., which manages the Bain Capital Entities. Mr. Edgerley disclaims beneficial ownership of these shares.
         (11) Consists of all 5,750,029 shares of Common Stock held of record by General Electric Capital Corporation that Mr. Strittmatter may be deemed to beneficially own due to his relationship with that entity. Mr. Strittmatter is a Vice President and Senior Credit Officer of General Electric Capital Corporation. Mr. Strittmatter disclaims beneficial ownership of these shares.
         (12) Consists of all 1,753,591 shares of Common Stock held of record by the Whitney Equity Fund, J.H. Whitney & Co., and Whitney Subordinated Debt Fund that Mr. Laverack may be deemed to beneficially own due to his relationship with those entities. Mr. Laverack is a general partner of J.H. Whitney & Co., an affiliate of Whitney Equity Fund and Whitney Subordinated Debt Fund. Mr. Laverack disclaims beneficial ownership of these shares.
         (13) Consists of all 6,089,865 shares of Common Stock held of record by Preussag Stahl AG that Mr. Kolb may be deemed to beneficially own due to his relationship with that entity. Mr. Kolb is a member of the Executive Board of Preussag Stahl AG. Mr. Kolb disclaims beneficial ownership of these shares.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         Under the Company's Bylaws, the Board of Directors consist of ten persons, each serving a one-year term of office. The Bylaws also provide that shareholders may elect alternate directors, at the request of certain shareholder groups that are signatory to a June 30, 1994 Stockholders Agreement, as amended (the "Stockholders Agreement"). There are currently five alternate directors. The current term of office of all the directors and alternate directors will expire at the Annual Meeting of Stockholders, which will be held May 21, 1997, or as soon thereafter as their successors shall have been elected and qualified. At the Annual Meeting, all ten directors and all five alternate directors will be elected to succeed those whose terms then expire, with each newly elected director or alternate director to serve for a one-year term, until the Annual Meeting of Stockholders in 1998 and until their successors shall have been elected and qualified.

         Under the Stockholders Agreement, shareholders owning in the aggregate 36,483,029 shares of the Company's Common Stock, or 76.2% of the 47,849,901 shares issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting, have agreed to vote their shares for the election as directors of representatives of each of ten shareholder groups described in the Stockholders Agreement and for the election as alternate directors of representatives of five of the shareholder groups. Each shareholder group has in fact designated its "representative" to stand as a nominee for election as one of the ten directors, and five of the shareholder groups have availed themselves of the opportunity to designate a representative to stand as a nominee for election as an alternate director, to serve in the absence or unavailability of that group's director-representative. Each of these nominees are listed and described under the captions "DIRECTOR NOMINEES" and "ALTERNATE DIRECTOR NOMINEES" that follow.

         This voting agreement lasts for a period of ten years or until a "public float" has been realized (defined as the date upon which 25% of the outstanding Common Stock of the Company has been sold pursuant to effective registration statements under the Securities Act of 1933, as amended (the "Securities Act")). At present, 11,366,872 shares of the Company's Common Stock, or approximately 23.8% of the total outstanding Common Stock of the Company, have been sold pursuant to effective registration statements under the Securities Act. Accordingly, this currently constitutes the "public float" for purposes of the Stockholders Agreement.

         During 1996, the Company held four regularly scheduled meetings and one special meeting of the Board of Directors. All directors and alternate directors attended at least 75% or more of the meetings of the Board of Directors that they were required to attend in their capacity of director or alternate director, held during the period for which they have been a director or alternate director. The Company paid no retainer fees, meeting attendance fees, or any other compensation as such to any of its directors or alternate directors, whether employees or non-employees, during 1996, although directors and alternate directors were entitled to reimbursement of their actual out-of-pocket expenses incurred in attending meetings.

         Prior to November, 1996, the Board of Directors had not established any formal committees. In November, an Audit Committee was established to make recommendations to the Board of Directors with respect to approval of the selection and engagement of the Company's independent auditors for the ensuing year; to review the independence of such auditors and the scope of the annual audit activities of the auditors; to review actions by management on any independent auditor's recommendations; to meet with management and the independent auditors to review the effectiveness of the Company's system of internal controls and internal audit procedures; to approve and recommend payment of the audit fee payable to the independent auditors; and to review all audit results. During 1996, since the date of its inception in November, the Audit Committee held no formal meetings. The Audit Committee consists of two non-employee directors, Paul B. Edgerley and William Laverack, Jr. The Company retained Deloitte & Touche, LLP to conduct the audit for its last fiscal year.

                                     ITEM 1

            NOMINEES (INCLUDING ALL EXECUTIVE OFFICERS) FOR ELECTION
                      AS DIRECTORS AND ALTERNATE DIRECTORS

         The following table sets forth, with respect to each nominee for Director and for Alternate Director, the shareholder group that designated that person as its representative, his age, principal occupation during the past five years, other positions he holds with the Company or its subsidiary, other directorships he holds, if any, and the year in which he first became a Director or Alternate Director of the Company. Each of the four persons required to be identified as "Named Executive Officers" in the "Executive Compensation" section of this Proxy Statement are nominees for Director and are described herein.

                                DIRECTOR NOMINEES

NAMES & OCCUPATIONS
DURING PERIOD SINCE 1991

KEITH E. BUSSE, AGE 54
         DIRECTOR SINCE 1993
         President and Chief Executive Officer and a Director of SDI since its inception, and President and Chief Executive Officer and a Director of Iron Dynamics, Inc. ("IDI"), the Company's wholly-owned subsidiary. Mr. Busse has been designated as the representative director of the SDI shares owned by himself (the "Busse Shares"), pursuant to the Stockholders Agreement. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation wherein he held the office of Vice President.

MARK D. MILLETT, AGE 37
         DIRECTOR SINCE 1993
         Vice-President of Melting and Casting and a Director of SDI since its inception, and a Vice-President and a Director of IDI. Mr. Millett has been designated as the representative director of the SDI shares owned by himself (the "Millett Shares"), pursuant to the Stockholders Agreement. Prior to 1993, Mr. Millett worked for Nucor Corporation, which he joined in 1982.

RICHARD P. TEETS, JR., AGE 41
         DIRECTOR SINCE 1993
         Vice President of Rolling and Finishing and a Director of SDI since its inception. Mr. Teets has been designated as the representative director of the SDI shares owned by himself (the "Teets Shares"), pursuant to the Stockholders Agreement. Prior to 1993, Mr. Teets worked for Nucor Corporation, which he joined in 1987.

TRACY L. SHELLABARGER, AGE 40
         DIRECTOR SINCE 1994
         Vice-President of Finance and Chief Financial Officer and a Director since July 1994. Mr. Shellabarger has been designated as the representative director of the SDI shares owned by the Busse, Millett, and Teets Shares pursuant to the Stockholders Agreement. From 1987 to 1994, Mr. Shellabarger worked for Nucor Corporation.

LEONARD RIFKIN, AGE 66
         DIRECTOR SINCE 1994
         Mr. Rifkin was the President and Chief Executive Officer and a director of OmniSource Corporation since 1959, and since September 1996, has been its Chairman of the Board and a Director. Mr. Rifkin has been designated as the representative director of the SDI shares owned by Heavy Metal, L.C. (the "Heavy Metal Shares"), pursuant to the Stockholders Agreement.

JOHN C. BATES, AGE 53
         DIRECTOR SINCE 1994
         Mr. Bates is the President and Chief Executive Officer and a director of Heidtman Steel Products, Inc., which he joined in 1963, and for which he has served as its President and Chief Executive Officer and a director since 1969. Mr. Bates is also a director of National City Bank, N.W. Mr. Bates has been designated as the representative director of the SDI shares owned by Keylock Investments, Limited and Mazelina Anstalt (the "Keylock Shares"), pursuant to the Stockholders Agreement.

PAUL B. EDGERLEY, AGE 41
         DIRECTOR SINCE 1996
         Managing Director of Bain Capital, Inc. since May 1993 and a general partner of Bain Venture Capital since 1990. He is also a director of GS Industries, Inc. and AMF Group, Inc. Mr. Edgerley has been designated as the representative director of the SDI shares owned by the Bain Capital entities (the "Bain Shares"), pursuant to the Stockholders Agreement. Prior to 1996, Mr. Edgerley served as an Alternate Director of SDI from September 1994. Mr. Edgerley is also a non-employee member of SDI's Audit Committee of the Board of Directors and additionally, since January 2, 1997, serves as one of the two non-employee director members of the Administrative Committee that oversees grants of stock options and performs other duties under the Company's 1994 Incentive Stock Option Plan.

WILLIAM D. STRITTMATTER, AGE 40
         DIRECTOR SINCE 1994
         Mr. Strittmatter is a Vice-President and Senior Credit Officer of General Electric Capital Corporation, which he joined in 1982. Mr. Strittmatter is also a Director of Newsprint South, Inc. and is Vice-Chairman of Shanghai Zhadian Gas Turbine Power Generation Co., Ltd. Mr. Strittmatter has been designated as the representative director of the SDI shares owned by General Electric Capital Corporation (the "GECC Shares"), pursuant to the Stockholders Agreement.

WILLIAM LAVERACK, JR., AGE 40
         DIRECTOR SINCE 1994
         Mr. Laverack is a general partner of J.H. Whitney & Co., a private equity and mezzanine capital investment firm, which he joined in 1993. Prior to joining Whitney, from 1991 to 1993, he was with Gleacher & Co., a mergers and acquisitions advisory firm. Mr. Laverack is also a Director of CRA Managed Care, Inc. and The North Face, Inc., and Qualitech Steel Holdings, Inc. Mr. Laverack has been designated as the representative director of the SDI shares owned by J.H. Whitney & Co. and its affiliates (the "Whitney Shares"), pursuant to the Stockholders Agreement. Mr. Laverack is also a non-employee member of SDI's Audit Committee of the Board of Directors and additionally, since January 2, 1997, serves as one of the two non-employee director members of the Administrative Committee that oversees grants of stock options and performs other duties under the Company's 1994 Incentive Stock Option Plan.

DR. JURGEN KOLB, AGE 54
         DIRECTOR SINCE 1996
         Dr. Kolb is a member of the Executive Board of Preussag Stahl AG, which he joined in 1986, and a member of the Supervisory Boards of Preussag Handel GmbH and Ruhrkohle Berghau AG. Mr. Kolb is also Chairman of the Supervisory Board of Universal GmbH and of Peiner Agrar and Huttenstoffe GmbH, and is a Director of Ferralloy Corporation. Dr. Kolb has been designated as the representative director of the SDI shares owned by Preussag Stahl AG (the "Preussag Shares"), pursuant to the Stockholders Agreement.

                           ALTERNATE DIRECTOR NOMINEES

         Pursuant to Section 3.1 of the Company's Bylaws and to the Stockholder Agreement, any shareholder group that is entitled to designate a representative for election as a director, may also designate an "alternate director to serve in any and all capacities for and in place of the director for whom that person is an alternate, in case of the absence or unavailability of the director. ..."
An alternate director acting in place of the regular director has the same authority to act as the regular director. The following individuals have been designated by their respective shareholder groups to stand for election as alternate directors.

NAMES & OCCUPATIONS
DURING PERIOD SINCE 1991

DANIEL M. RIFKIN, AGE 42
         DIRECTOR SINCE 1994
         Since 1996, Mr. Rifkin has been the President and Chief Executive Officer of OmniSource Corporation, which he joined in 1979. Previously, for more than the past five years, he was the Vice-President and Chief Operating Officer of OmniSource. Mr. Rifkin is the designated alternate director representative of the Heavy Metal Shares, pursuant to the Stockholders Agreement.

ROBERT C. GAY, AGE 45
         DIRECTOR SINCE 1996
         Mr. Gay has been a Managing Director of Bain Capital, Inc. since 1996, and has been a general partner of Bain Venture Capital since 1989. Mr. Gay is a Vice Chairman of the Board of Directors of IHF Capital, Inc., parent of ICON Health & Fitness, Inc. In addition, Mr. Gay is a Director of Alliance Entertainment Corp., GT Bicycles, Inc., GS Industries, Inc., and its subsidiary, GS Technologies Operating Co., Inc., and Physio-Control International Corporation. Mr. Gay is the designated alternate director representative of the Bain Shares, pursuant to the Stockholders Agreement.

MOLLY FERGUSON, AGE 41
         DIRECTOR SINCE 1994
         Ms. Ferguson is a Manager of Operations, General Electric Capital Corporation, which she joined in 1987. She is the designated alternate director representative of the GECC Shares, pursuant to the Stockholders Agreement.

MICHAEL L. STONE, AGE 34
         DIRECTOR SINCE 1994
         Mr. Stone is a general partner of J.H. Whitney & Co., a private equity and mezzanine capital investment firm, which he joined in 1989. Mr. Stone was an associate of the firm from 1989 through January 1992, at which time he became a general partner. Mr. Stone is the designated alternate director representative of the Whitney Shares, pursuant to the Stockholders Agreement.

DR. JORG FUHRMANN, AGE 40
         DIRECTOR SINCE 1994
         Dr. Fuhrmann is a member of the Executive Board of Preussag Stahl AG, which he joined in 1995. Dr. Fuhrmann is the designated alternate director representative of the Preussag Shares, pursuant to the Stockholders Agreement.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS DESCRIBED IN THIS PROXY STATEMENT.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the compensation paid by the Company for services rendered for 1995 and 1996 for the Chief Executive Officer and the other three most highly compensated executive officers of the Company whose salary and bonus amounts exceeded $100,000 (collectively, the "Named Executive Officers"). The amounts shown include compensation for services rendered in all capacities.

                                                    SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------------

                                           ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                 -------------------------------------     -----------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                           ------------------------    -------
                                                                           RESTRICTED
                                                          OTHER ANNUAL       STOCK      SECURITIES       LTIP       ALL OTHER
      NAME AND          FISCAL     SALARY      BONUS      COMPENSATION       AWARDS     UNDERLYING     PAYOUTS     COMPENSATION
 PRINCIPAL POSITION      YEAR        ($)        ($)          ($)(1)           ($)       OPTIONS ($)      ($)          ($)(1)
 ------------------      ----        ---        ---          ------           ---       -----------      ---          ------
Keith E. Busse         1996      290,000     219,000                           0           5,000          0           1,164
  President and Chief  1995      275,000     195,000                                                                  1,320
  Executive Officer
Mark D. Millett        1996      175,000     115,000                           0           3,750          0             431
  Vice President       1995      165,000      99,000                                                                    469
Richard P. Teets, Jr.  1996      175,000     115,000                           0           3,750          0             525
  Vice President       1995      165,000      99,000                                                                    446
Tracy L. Shellabarger  1996      135,000      81,000       1,050,837 (2)       0           3,750          0             414
  Vice President and   1995      120,000      72,000          87,882 (3)                                                366
  Chief Financial
  Officer

(1) Represents matching contributions made by the Company under its Retirement Savings Plan and officer's life insurance premiums.
(2) Represents forgiveness of indebtedness income to Mr. Shellabarger ($750,000) and amounts reimbursed to him for the payment of interest on the $750,000 and taxes on the forgiveness of indebtedness income ($300,837) in connection with a July 7, 1994 $750,000 promissory note payable to the Company, which was executed by Mr. Shellabarger for the purchase of SDI Common Stock at the time of his employment and which was forgiven, as required under Mr. Shellabarger's Employment Contract, in connection with the November 21, 1996 initial public offering of the Company's Common Stock.
(3) Amount reimbursed for the payment of interest and taxes thereon to Mr. Shellabarger for 1995 interest payments made by the Company on behalf of Mr. Shellabarger on the $750,000 promissory note described in footnote (2).

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------------
                                                                                                            POTENTIAL
                                                                                                       REALIZABLE VALUE AT
                                                                                                         ASSUMED ANNUAL
                                                                                                         RATES OF STOCK
                                                                                                       PRICE APPRECIATION
                                                                                                         FOR OPTION TERM
                                                                                                         ---------------
                                 SECURITIES
                                 UNDERLYING       % OF TOTAL OPTIONS     EXERCISE OR
                              OPTIONS GRANTED    GRANTED TO EMPLOYEES     BASE PRICE     EXPIRATION
            NAME               (# OF SHARES)           IN 1996              ($/SH)          DATE        5% ($)     10% ($)
            ----               -------------           -------              ------          ----        ------     -------

Keith E. Busse                     5,000                 5.3%               16.00         11-21-01      22,103     48,841
Mark D. Millett                    3,750                 4.0%               16.00         11-21-01      16,577     36,631
Richard P. Teets, Jr.              3,750                 4.0%               16.00         11-21-01      16,577     36,631
Tracy L. Shellabarger              3,750                 4.0%               16.00         11-21-01      16,577     36,631

NOTE
All full-time employees, including senior officers, participate in Steel Dynamics' Incentive Stock Option Plans, pursuant to which stock options are granted at 100% of the market value on the date of grant. During 1996, employees, other than the above-named senior officers, were granted stock options for 78,158 shares (83% of the total stock options granted to all employees), at the same exercise price and expiration date as the above-named senior officers. The potential realizable value of the stock options granted to these key employees was $345,998 at 5% annual stock price appreciation and $763,460 at 10% annual stock price appreciation.


DIRECTOR COMPENSATION

         No separate compensation, awards, or fees were paid to or accrued for directors of the Company during 1996 for their services as such, other than reimbursement of expenses incurred with respect to such services. Directors who were also officers and employees of the Company, including Messrs. Busse, Millett, Teets, and Shellabarger, received only the compensation paid to them as officers and employees and described elsewhere hereunder.

EMPLOYMENT AGREEMENTS

         Effective as of June 24, 1994, the Company entered into an Employment Agreement with Keith E. Busse for a term of five years, to serve as President and Chief Executive Officer. Mr. Busse received a Base Salary of $275,000 for 1995 and $290,000 for 1996. Mr. Busse's Base Salary for 1997 is $310,000. The Employment Agreement also provides for an annual bonus (an "Annual Bonus"). The Annual Bonus is determined by making an award among executive employees selected by the Board of Directors in proportion to their respective base salaries, out of an "Annual Bonus Pool" consisting of 4% of the Company's pre-tax earnings, less an amount equal to 10% of the "equity investment" in the Company, determined as of the beginning of the year. The Annual Bonus is subject first, to a maximum payment of 200% of Base Salary in cash, then, a maximum payment of 100% of Base Salary in SDI restricted stock vesting ratably over four years. For the first five years of employment, the Annual Bonus is guaranteed at an amount not less than 60% of base Salary, regardless of the Company's profitability. In addition, Mr. Busse received additional compensation of $30,000 during each of the years 1995 and 1996 and will receive the same additional amount for 1997.

         Upon termination of Mr. Busse's employment due to his disability or death, the Company will continue paying Mr. Busse or his estate, as the case may be, the prescribed Base Salary during the remainder of the five-year term; provided that in the case of disability, such payments will be reduced to the extent of any benefits paid by workers' compensation, or under any state disability benefit program or under any disability policy maintained by the Company.

         Effective June 24, 1994, the Company also entered into five-year Employment Agreements with Mr. Mark D. Millett and Richard P. Teets, Jr., pursuant to which Mr. Millett, as Vice President of Melting and Casting, and Mr. Teets, as Vice President of Rolling and Finishing, each received a Base Salary of $165,000 for 1995 and $175,000 for 1996. Mr. Millett's and

Mr. Teets' Base Salaries for 1997 are each $187,000. Both Mr. Millett and Mr. Teets are also entitled to an Annual Bonus, calculated in the same manner and subject to the same limitations as that described for Mr. Busse. The termination provisions contained in the Employment Agreements with Messrs. Millett and Teets are identical to those contained in the Employment Agreement with Mr. Busse.

         Effective July 7, 1994, the Company entered into a four-year Employment Agreement with Mr. Shellabarger, to serve as Chief Financial Officer, at a Base Salary for 1995 of $120,000. Mr. Shellabarger's Base Salary for 1996 was $135,000 and is $158,000 for 1997. Mr. Shellabarger is also entitled to an Annual Bonus, calculated in the same manner and subject to the same limitations as that described for Mr. Busse and applicable as well to Messrs. Millett and Teets.

         In addition, the Company sold to Mr. Shellabarger, at the commencement of his employment, 280,601 shares of its Common Stock, at an aggregate purchase price of $750,100, for which he executed a promissory note for $750,000, secured by a pledge of the stock, due and payable in July 1998. Installments of interest were payable by Mr. Shellabarger in July 1995 through 1997. Under his Employment Contract, to offset the interest payments due on the note, Mr. Shellabarger received an additional $70,000 bonus, plus additional compensation to offset taxes on this bonus amount, so long as the promissory note remained outstanding and Mr. Shellabarger remained employed by the Company. Pursuant to the terms of his Employment Agreement, the promissory note was forgiven in November 1996, in connection with the Company's initial public offering of its Common Stock.

         With respect to Messrs. Busse, Millett, Teets, and Shellabarger, after the initial employment term expires, and although each of the foregoing Employment Agreements continue only on a month-to-month basis thereafter (unless renewed), each is entitled to six months of severance pay, at their Base Salary, if employment is in fact not continued.

         All four Named Executive Officers receive major medical, long-term disability, and term life insurance equal to twice their Base Salaries.

         In October 1996, the Board of Directors adopted, and the stockholders approved, an Officer and Manager Cash and Stock Bonus Plan (the "1996 Bonus Plan"), which is described elsewhere in the Proxy Statement in the "Report of the Board of Directors on Executive Compensation." The 1996 Bonus Plan, which also covers Messrs. Busse, Millett, Teets, and Shellabarger, prescribes its own cash and stock bonus awards. Although the 1996 Bonus Plan was not made effective for the 1996 compensation year, and no bonus awards have therefore been made to date under its provisions, the 1996 Bonus Plan provides that any bonus amounts payable to Messrs. Busse, Millett, Teets, or Shellabarger under their respective Employment Agreements are to be deducted from the amount of their bonus, if any, payable under the 1996 Bonus Plan. Commencing in 1997, bonus amounts, if any, will begin to be calculated under the 1996 Bonus Plan.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Company's Executive Compensation Program is administered directly by the Board of Directors and is structured to promote the achievement of the Company's business goals and, thereby, to maximize Company performance and shareholder value. The Company's executive compensation consists primarily of Base Salary, Annual Bonus awards (payable in cash and, if applicable, in restricted Company stock), and Grants of Stock Options. The Board of Directors believes that executive compensation should reflect a substantial incentive component, thus aligning its philosophy of executive compensation with the Company's culture and compensation philosophy that characterizes the rest of its work force. The Board of Directors also believes that stock option incentives play a major role in aligning executive compensation with long-term shareholder interests. The total compensation for each of the Company's executive officers consists of both cash and non-cash compensation. The cash compensation component consists of both Base Salary and the cash portion of any annual bonus earned by that executive pursuant to his Employment Agreement, or otherwise applicable under the 1996 Bonus Plan (for years subsequent to 1996). The non-cash component consists of stock options and, for years subsequent to 1996, stock options and, depending upon the Company's profitability, the stock bonus portion of the 1996 Bonus Plan.

         In evaluating its overall Executive Compensation Program, the Board of Directors considers numerous factors such as the need to provide a mix of compensation elements sufficient to attract and retain the type of executive talent the Company strives to attract, given available data on the payment of executive officers at comparable companies and by the Company's most direct competitors. The overall objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate the Company's executives to achieve goals fundamental to the Company's business strategy, to link executive and shareholder interests, and to provide a compensation package that recognizes individual contribution as well as overall business results.

BASE SALARY

         The Board of Directors establishes the Base Salary for each executive officer during the final month of each fiscal year for the following fiscal year. Increases in Base Salary are determined on the basis of individual performance and level of responsibility. The Board reviews the performance of each executive officer and establishes a Base Salary commensurate with the officer's individual contributions to the success of the Company.

ANNUAL BONUS

         For 1996 and prior years, the written Employment Agreement between the Company and each of the named executive officers determined whether an Annual Bonus would be payable to that person and, if so, the amount thereof. For 1997, there will be two sources for this determination: the written Employment Agreement and the 1996 Officer and Manager Cash and Stock Bonus Plan, effective January 1997. See prior discussion under "Employment Agreements." The "annual bonus pool" that is calculated under the 1996 Officer and Manager Cash and Stock Bonus Plan is to be allocated among the key executive employees identified to constitute the bonus pool, in proportion to that person's Base Salary. The identification of participants in the bonus pool is by the Board of Directors and can include more than the Named Executive Officers. During the first five years of employment under the Employment Agreements, however, each of the Named Executive Officers is entitled to a minimum Annual Bonus equal to sixty percent of his Base Salary, regardless of the Company's profitability. During 1996, because the pre-tax earnings calculation for the Company's first full year of operations did not equal the minimum Annual Bonus formula, the minimum Annual Bonus was in fact paid to each of the Named Executive Officers.

         For 1997, with the effectiveness of the 1996 Bonus Plan, five percent of an amount determined by subtracting from the Company's "Adjusted Pre-tax Net Income" an amount equal to ten percent of "Stockholder's Equity" as determined by the Company's Audited Consolidated Balance Sheets, is to be placed into a "distribution pool," from which Annual Bonus awards are to be made. For purposes of the calculation, Adjusted Pre-tax Net Income for any fiscal year is defined as net income before taxes, extraordinary items and bonuses payable to "Participants" under the 1996 Bonus Plan, as determined by the Company's outside auditors, except that, to the extent reasonably determinable, any effect upon Adjusted Pre-tax Net Income of any start-up expenses associated with significant capital expenditures, for a period not to exceed twelve months following start-up, are to be excluded from and not taken into account in determining Adjusted Pre-tax Net Income.

         Once the Distribution Pool has been calculated, and if it is a positive number, the Participant's Annual Bonus will either be payable entirely in cash or, if the Distribution Pool is sufficient, in cash and in stock of the Company, up to the amount prescribed in the 1996 Bonus Plan's formula. Specifically, each Participant is entitled to receive a cash bonus in an amount determined by multiplying the amount in the Distribution Pool by the Participant's "Bonus Percentage," up to a defined maximum. With respect to an Officer (including all of the Named Executive Officers) the cash bonus may not exceed two times that person's Base Salary. In the case of a Manager, the cash bonus is not to exceed one hundred percent of that person's Base Salary. For purposes of the calculation, a Participant's "Bonus Percentage" means, in any year with respect to that Participant, a fraction, the numerator of which is equal to either (i) with respect to an Officer, two times the Officer's Base Salary, or (ii) with respect to a Manager, the Manager's Base Salary (both (i) and (ii) are defined as the "Participant's Adjusted Base Salary"), and the denominator of which is equal to the sum of all of the Participants' Adjusted Base Salaries. There is an offset, however, applicable to the four Named Executive Officers, to avoid a duplication of Annual Bonus payments under both the 1996 Bonus Plan and under each of their written Employment Agreements, and this offset requires that the amount of any Annual Bonus payable under their respective Employment Agreements be deducted from the Annual Bonus determined under the 1996 Bonus Plan.

         At present, the Company's Board of Directors serves as the Administrative Committee to administer the 1996 Bonus Plan, and this function includes the selection from time to time of the Participants (which may only include Officers and Managers). The 1996 Bonus Plan does contemplate that the Board of Directors may appoint an Administrative Committee of at least two members of the Board, each of whom should be both a "non-employee director" (as defined in Rule 16(b)-3 under Section 16 of the Securities Exchange Act of 1934) and an "outside director" (as defined in Section 162 of the Internal Revenue Code).

         If there is any excess in the Distribution Pool over the sum of the aggregate cash bonuses payable to all Participants, after making necessary adjustments, the amount thereof is to be distributed to the Participants in the form of "Restricted Stock." If applicable, each Participant is to receive that number of shares of Restricted Stock having a fair market value, at the time of issuance, equal to the product of that Participant's Bonus Percentage and the amount left over in the Distribution Pool (defined as the "Adjusted Distribution Pool"), except that, with respect to an Officer, the aggregate fair market value of the Restricted Stock so issued is not to exceed the Officer's Base Salary, and, with respect to a Manager, the aggregate fair market value of the Restricted Stock so issued is not to exceed fifty percent of the Manager's Base Salary. The Restricted Stock is required to vest and become non-forfeitable ratably over a four year period for each full year of employment commencing on January 1 following the year with respect to which the Restricted Stock was issued. Upon termination of a Participant's employment for any reason other than retirement, all shares of Restricted Stock of that Participant which were not vested at the time of termination of employment are required to be forfeited and returned to the Company (although the Administrative Committee, in its discretion, may waive the forfeiture provision). Until vested, Restricted Stock is not permitted to be transferred, assigned, sold, pledged, or otherwise disposed of in any manner, nor subject to levy, attachment or other legal process and, while restricted, the stock certificates evidencing those shares are required to be legended and held by the Company. subject to these limitations, however, and as long as a forfeiture has not occurred, the Participant is treated as the owner of the Restricted Stock with full dividend and voting rights.

         Because the attainment of future Adjusted Pre-tax Net Income is by its nature not certain, it is not possible to determine the benefits and amounts that will be received by any individual Participant under the 1996 Bonus Plan in the future.

STOCK OPTION PLAN

         In October 1996, the Board of Directors adopted and the shareholders approved the 1996 Incentive Stock Option Plan (the "1996 Option Plan"), which covers all full-time employees of the Company (approximately 293 employees as of December 31, 1996) and its subsidiaries, including Officers, Managers, supervisors, professional staff, and hourly employees. A 1994 Incentive Stock Option Plan, which is not applicable to officers (including the Named Executive Officers) covers Managers, Supervisors, and Professionals.

         Under the 1996 Option Plan, the Company grants automatic semi-annual stock options to all such employees, by position category, based upon the fair market value of the Company's Common Stock on each semi-annual grant date (determined by the previous day's closing price), with an exercise price equal to the same fair market value on the grant date (one hundred ten percent of the fair market value in the case of a ten percent stockholder). As it pertains to the Named Executive Officers, the semi-annual grants to the President, Keith E. Busse, are required to aggregate $80,000 each in fair market value, and in the case of the three Vice Presidents (Messrs. Millett, Teets, and Shellabarger), the semi-annual option grants are required to aggregate $60,000 each in fair market value. The fair market value grants to the other covered employees are at lesser amounts, ranging from semi-annual $30,000 grants to Managers to semi-annual $2,500 grants to hourly employees.

         The stock options are intended to qualify as "incentive stock options" under the Internal Revenue Code, except to the extent that the aggregate fair market value (determined as of the time of the option grant) of all shares of Common Stock with respect to which incentive stock options are first exercisable by an individual optionee in any calendar year (under all plans of the Company and any parent or subsidiary) exceeds $100,000, the excess of the options over $100,000 will be issued as non-statutory stock option, not qualifying as incentive stock options. In any fiscal year of the Company, no employee may be granted options to purchase more than 300,000 shares of the Company's Common Stock. During 1996, only one option grant was made by the Company (in November 1996, concurrently with the effectiveness of the Company's initial public offering of its Common Stock). Mr. Busse received a grant of 5,000 shares at an exercise price of $16 and Messrs. Millett, Teets, and Shellabarger each received option grants of 3,750 shares at an exercise price of $16 per share.

         The 1996 Option Plan is a five-year plan, which terminates December 31, 2001. Options issued under the 1996 Option Plan become exercisable six months after the date of grant and must be exercised no later than five years thereafter. Subject to certain exceptions, the employee must retain in the continuous employment of the Company or any of its subsidiaries from the date of grant to and including the date of exercise. Options are not transferrable, except by will or pursuant to a Qualified Domestic Relations Order, or permitted under Section 422 of the Internal Revenue Code or under applicable Securities and Exchange Commission rules, and may be exercised, during the optionee's lifetime, only by the optionee. No shares of Common Stock may be issued until full payment has been made, and an optionee has no right to any dividends or other rights of a stockholder with respect to shares subject to an option until such time as the stock has actually been issued in the optionee's name in accordance with the 1996 Option Plan. If an option expires or terminates without having been exercised in full, the unpurchased shares will continue to be available for award under the 1996 Option Plan.

         The 1996 Option Plan is currently administered by the Company's Board of Directors, in the absence of an Administrative Committee of the Board consisting of at least two members of the Board, each of whom must be both a "non-employee director," as defined in Rule 16(b)-3 promulgated under Section 16 of the Securities Exchange Act of 1934, and an "outside director" as that term is used in section 162 of the Internal Revenue Code. The 1996 Option Plan is required to be administered so as to comply at all times with Rule 16(b)-3 of the Securities Exchange Act of 1934 and Sections 162, 421, 422, and 424 of the Internal Revenue Code. The Board may amend, alter, or discontinue the 1996 Option Plan at any time and from time to time.

                               OTHER COMPENSATION

         In addition to Base Salary, and Annual Bonus, and Incentive Stock Options issued under the 1996 Option Plan, the Company's Executive Compensation Program (in which the Named Executive Officers participate, along with other "eligible employees") consist of a Profit Sharing Plan and a Retirement Savings Plan.

PROFIT SHARING PLAN

         The Company has established a Profit Sharing Plan for eligible employees, including the Named Executive Officers, which is a "qualified plan" for federal income tax purposes. Under the Profit Sharing Plan, the Company allocates each year to a trust fund such sum, if any, as the Board of Directors determines, up to an amount equal to fifteen percent of the wages paid to Profit Sharing Plan participants (the "profit sharing pool"). The profit sharing pool is used to fund the Profit Sharing Plan, as well as a separate cash profit sharing bonus which is paid to employees in March of the following year. The allocation between the Profit Sharing Plan contribution and the cash bonus amount is determined by the Board of Directors each year. Employees become eligible to participate in the Profit Sharing Plan after they have completed thirty days of employment with the Company, and an employee is entitled to a Profit Sharing Plan allocation only if that person has worked at least 1,000 hours during the year. An employee becomes fully vested over a period of seven years of service with the Company, subject to prior vesting in the event of retirement, death, or disability. The amount allocated to the Company's Chief Executive Officer for 1996 pursuant to the Profit Sharing Plan was $6,995.40.

RETIREMENT SAVINGS PLAN

         The Company has also established a Retirement Savings Plan for eligible employees, which is also a "qualified plan" for federal income tax purposes. Employees become eligible to participate in the Retirement Savings Plan on the first day of the month following the date of employment with the Company. Contributions to the Retirement Savings Plan by the employee may be made on a pre-tax basis, and the income earned on such contributions is not taxable to an employee until actually received at a later date. Generally, employees may contribute on a pre-tax basis up to 8% of their eligible compensation, and the Company matches employee contributions in an amount equal to a minimum of 5% of the employee's pre-tax contribution, subject to certain applicable tax law limitations and to profitability levels of the Company. Employees are immediately 100% vested with respect to their pre-tax contributions and the Company's matching contributions. The amount contributed by the Company in respect of its Chief Executive Officer for 1996 pursuant to the Retirement Savings Plan was $300.00.

             BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION

         The Board of Directors has not established a compensation committee, nor has it established any other committee of the Board except for the Audit Committee previously described herein. All decisions regarding the compensation of executive officers, as well as all other decisions, are determined by the full Board of Directors, and all directors participate in deliberations of the Board on all matters, including the evaluation of executive officer performance. Of the ten members of the Board of Directors, Messrs. Busse, Millett, Teets, and Shellabarger are employee-directors. Of the remaining six directors (and nominees for directors for the coming year), only Messrs. Edgerley and Laverack (and their respective Alternate Directors Mr. Gay and Mr. Stone) are not affiliated with a business entity whose relationship with the Company requires disclosure. Mr. Rifkin is the Chairman of the Board and a Director of OmniSource Corporation, the Company's exclusive purchaser of steel scrap for its steel manufacturing operations. Daniel M. Rifkin is the President and a Director of OmniSource Corporation. John C. Bates is the President and Chief Executive Officer of Heidtman Steel Products, Inc., the largest purchaser of manufactured steel products produced by the Company. Dr. Jurgen Kolb is a member of the Executive Board of Preussag Stahl AG, the Company's next largest purchaser of its manufactured steel products, and Dr. Jorg Fuhrmann, an Alternate Director, is likewise a member of the Executive Board of Preussag Stahl AG. Mr. Strittmatter is a vice president and Senior Credit Officer of General Electric Capital Corporation, an affiliate of one or more General Electric Corporation entities from which the Company has purchased machinery, equipment, or services during 1996 in excess of the $60,000 threshold limit for disclosure. Ms. Ferguson, an Alternate Director, is a Manager, Operations of General Electric Capital Corporation. All of these relationships have been disclosed and discussed elsewhere as well in this Proxy Statement. All such business relationships, and the particulars of each of the relationships, have been considered and approved by the full Board of Directors and have been determined to be fair and equitable to the Company in all respects and to afford the Company terms and conditions no less favorable than would be available from an independent purchaser or supplier of such goods and services.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's common stock with the cumulative total return of companies on the NASDAQ Stock Market - US Index and the Standard & Poor's Iron and Steel Index for the limited period of November 22, 1996 (the first day of trading on NASDAQ National Market System following the Company's initial public offering of its Common Stock) and the last trading day prior to December 31, 1996, and assumes the reinvestment of dividends (of which there were none).

                 COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
          AMONG STEEL DYNAMICS, INC., THE NASDAQ STOCK MARKET-US INDEX
                         AND THE S&P IRON & STEEL INDEX

                                     DOLLARS

                                 [LINE GRAPH]
                                   11/22/96                 12/22/96
                                   --------                 --------

STEEL DYNAMICS                       100                       120

NASDAQ STOCK MARKET                  100                       105

S&P IRON & STEEL                     100                       108

* $100 Invested on 11/22/96 (SDI's first day of trading) in stock, or on 10/31/96 in index, including reinvestment of Dividends. Fiscal Year Ending December 31.

                                      PROXY
COMMON STOCK

                              STEEL DYNAMICS, INC.
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 21, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, a shareholder of Steel Dynamics, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Keith E. Busse and Tracy L. Shellabarger, or either of them, proxies with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of Shareholders of the Company to be held in the Zebulon Pike Room of the Grand Wayne Center, 120 West Jefferson Street, Fort Wayne, Indiana, on May 21, 1997, at 9:00 o'clock a.m., Fort Wayne time, and any adjournment or adjournments thereof, and there to vote, on the reverse side, all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting, all as described in the Proxy Statement dated May 1, 1997, receipt of which is hereby acknowledged, as follows:

1. Election of Directors and Alternate Directors.

   NOMINEES FOR DIRECTORS:

   Keith E. Busse             Richard P. Teets, Jr.     Mark D. Millett
   John C. Bates              Paul B. Edgerley          William D. Strittmatter
   Tracy L. Shellabarger      Leonard Rifkin            William Laverack, Jr.
   Dr. Jurgen Kolb

   NOMINEES FOR ALTERNATE DIRECTORS:

   Daniel M. Rifkin           Robert C. Gay             Molly Ferguson
   Michael L. Stone           Dr. Jorg Fuhrmann


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                 (Continued and to be SIGNED on the OTHER SIDE)

1.       Election of Directors (See Reverse)

                    FOR       WITHHELD

                    / /         / /


2.       Approval of Appointment of Auditors.

                   FOR        AGAINST        ABSTAIN

                   / /          / /            / /

3. In their discretion, said proxies are authorized to vote upon any other business which may properly come before the Annual Meeting. (Line out if you do not wish to grant this discretionary authority.)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSED ELECTION OF NOMINEES FOR DIRECTORS AND ALTERNATE DIRECTORS NAMED HEREIN AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 1997.

NOTE: Your signature should appear as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THE BOARD OF DIRECTORS REQUEST THAT YOU FILL IN, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

Date
        ---------------------------


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Signature(s)